Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2007
(In thousands, except for share data)

	March 31,	Pro forma
	2007	Adjustments(a)		Pro forma
ASSETS
Cash and cash equivalents	$204,609	$—		$204,609
Securities available for sale (at fair value)	677,836	—		677,836
Investment securities (approximate fair value $291,137)	293,560	—		293,560
Tax certificates net of allowance of $3,782	157,062	—		157,062
Federal Home Loan Bank stock, at cost which approximates fair value	69,503	—		69,503
Loans receivable, net of allowance for loan losses of $50,926	4,619,630	—		4,619,630
Residential loans held for sale	6,235	—		6,235
Real estate held for development and sale	871,748	—		871,748
Real estate owned	23,135	—		23,135
Investments in unconsolidated affiliates	123,230	(57,889	)(b)	65,341
Properties and equipment, net	317,369	(38,715	)(c)	278,654
Goodwill and other intangibles	76,937	—		76,937
Deferred income tax asset	—	55,748	(d)	55,748
Other assets	82,940	(12,531	)(e)	70,409

Total assets	$7,523,794	$(53,387)		$7,470,407

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing deposits	$1,031,628	$—		$1,031,628
Interest bearing deposits	3,053,394	—		3,053,394

Total deposits	4,085,022	—		4,085,022
Customer deposits on real estate held for sale	32,358	—		32,358
Advances from FHLB	1,297,055	—		1,297,055
Short term borrowings	119,513	—		119,513
Subordinated debentures, notes and bonds payable and junior subordinated debentures	964,729	485	(f)	965,214
Deferred tax liabilities, net	5,943	(5,943	)(d)	—
Other liabilities	152,883	—		152,883

Total liabilities	6,657,503	(5,458)		6,652,045

Noncontrolling interest	689,530	(287,517)		402,013

Commitments and contingencies

Shareholders’ equity:
Preferred stock of $.01 par value; authorized 10,000,000 shares; 5% Cumulative Convertible Preferred Stock (“5% Preferred Stock”) issued and outstanding 15,000 shares	—	—		—
Class A common stock of $.01 par value, authorized 70,000,000 shares; issued and outstanding 28,755,904 as adjusted, 66,289,857 shares issued and outstanding, pro forma	266	375		641
Class B common stock of $.01 par value, authorized 20,000,000 shares; issued and outstanding 7,090,652	69	—		69
Additional paid-in capital	93,934	239,212		333,146
Retained earnings	81,249			81,249

Total shareholders’ equity before accumulated other comprehensive income	175,518	239,587	(g)	415,105
Accumulated other comprehensive income	1,243	—		1,243

Total shareholders’ equity	176,761	239,587		416,348

Total liabilities and shareholders’ equity	$7,523,794	$(53,387)		$7,470,407

(a)	Pro forma adjustments represent BFC’s acquisition of 83.4% of the difference in the estimated fair value of Levitt’s net assets after allocation of negative goodwill as compared to the corresponding book value. Negative goodwill resulted from the estimated fair value of acquired net assets exceeding the assumed purchase price (see footnote g). Negative goodwill was allocated to various non-financial assets on a pro-rata basis to reduce the estimated fair value of such assets. Estimated fair values of Levitt’s net assets upon consummation of the merger may be different than as assumed herein due to fluctuations in the value of the net assets over time. BFC plans to continue to further research the appropriate allocation of negative goodwill and accordingly allocations are subject to change in the future.

(b)	Represents a decrease of $57.9 million associated with the allocation of $56.9 million in negative goodwill and a decrease of approximately $971,000 based upon the estimated total market value of the investment in Bluegreen common stock at March 30, 2007. The estimated total market value of the investment in Bluegreen was determined by multiplying the closing price of Bluegreen common stock on March 30, 2007 by the number of shares owned.

(c)	Represents a decrease of $59.5 million associated with the allocation of negative goodwill, partially offset by an increase of approximately $20.8 million to estimated fair value for commercial properties under development.

(d)	Represents the reversal of BFC’s deferred tax liability of $19.4 million associated with Levitt’s undistributed earnings and the deferred tax consequences of basis differences created by purchase accounting (approximately $42.3 million). Basis differences arise between the historical tax basis of Levitt’s net assets as compared to the book value of such assets recorded in purchase accounting which resulted in reclassifying $55.7 million from deferred tax liability to deferred tax asset. The deferred tax asset was computed using an income tax rate of 38.575%.

(e)	Represents write-off of debt financing costs of $5.3 million and allocation of negative goodwill of $7.2 million.

(f)	Represents the estimated fair value of debt obligations based upon current borrowing rates for similar types of borrowing arrangements.

(g)	The assumed purchase price of $239.6 million represents the value of consideration for the merger, including the shares of BFC’s Class A Common Stock exchanged in the merger and cash consideration paid for costs associated with the merger. The value of BFC’s shares exchanged was calculated at $6.25, determined using the average of the closing prices of BFC’s Class A Common Stock for a few days prior and subsequent to January 30, 2007, the date the terms of the merger agreement were finalized and announced.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND FOR THE YEAR ENDED DECEMBER 31, 2006
(In thousands, except for per share data)

	For the Three Months Ended March 31, 2007				For the Year Ended December 31, 2006
		Pro forma				Pro forma
	Reported	Adjustments		Pro forma	Reported	Adjustments		Pro forma
Revenues
BFC Activities
Interest and dividend income	$499			$499	$2,249			$2,249
Other income, net	951			951	1,433			1,433

	1,450	—		1,450	3,682	—		3,682

Financial Services
Interest and dividend income	93,540			93,540	367,177			367,177
Service charges on deposits	24,595			24,595	90,472			90,472
Other service charges and fees	7,033			7,033	27,542			27,542
Other income	3,939			3,939	22,555			22,555

	129,107	—		129,107	507,746	—		507,746

Homebuilding & Real Estate Development
Sales of real estate	141,298			141,298	566,086			566,086
Interest and dividend income	553			553	2,474			2,474
Other income	4,117			4,117	14,592			14,592

	145,968	—		145,968	583,152	—		583,152

Total revenues	276,525	—		276,525	1,094,580	—		1,094,580

Costs and Expenses
BFC Activities
Interest expense	12			12	30			30
Employee compensation and benefits	2,744			2,744	9,407			9,407
Other expenses	661			661	2,933			2,933

	3,417	—		3,417	12,370	—		12,370

Financial Services
Interest expense, net of interest capitalized	46,218			46,218	166,578			166,578
Provision for loan losses	7,461			7,461	8,574			8,574
Employee compensation and benefits	41,090			41,090	150,804			150,804
Occupancy and equipment	15,944			15,944	57,308			57,308
Advertising and promotion	5,858			5,858	35,067			35,067
Other expenses	16,208			16,208	55,980			55,980

	132,779	—		132,779	474,311	—		474,311

Homebuilding & Real Estate Development
Cost of sales of real estate	112,908			112,908	482,961			482,961
Selling, general and administrative expenses	32,645			32,645	120,017			120,017
Other expenses	482			482	3,677			3,677

	146,035	—		146,035	606,655	—		606,655

Total costs and expenses	282,231	—		282,231	1,093,336	—		1,093,336

Equity earnings from unconsolidated affiliates	2,893			2,893	10,935			10,935

(Loss) income before income taxes and noncontrolling interest	(2,813)	—		(2,813)	12,179	—		12,179
Benefit for income taxes	(272)			(272)	(528)			(528)
Noncontrolling interest	(915)	(814	)(a)	(1,729)	13,404	7,643	(a)	21,047

Loss from continuing operations	(1,626)	814		(812)	(697)	(7,643)		(8,340)

Basic loss per common share from continuing operations	$(0.05)			$(0.01)	$(0.04)			$(0.13)

Diluted loss per common share from continuing operations	$(0.05)			$(0.01)	$(0.05)			$(0.13)

Diluted weighted average number of common shares outstanding	33,444	37,534	(b)	70,978	33,249	37,534	(b)	70,783

(a)	Eliminate non-controlling interest for the three months ended March 31, 2007 and for the year ended December 31, 2006.

(b)	Represents shares of BFC’s Class A Common Stock that will be issued to Levitt’s shareholders in the merger.